  As filed with the Securities and Exchange Commission on November 14, 1997
                                                Registration No. 333- ________
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                            ______________________________

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                       COMMUNITY BANK SHARES OF INDIANA, INC.
                ------------------------------------------------------
                (Exact name of Registrant as specified in its charter)

        Indiana                        6711                   35-1938254
        -------                        ----                   ----------
 (State or other juris-         (Primary Standard         (I.R.S. Employer
diction of incorporation    Industrial Classification    Identification No.)
   or organization)                  Code No.)

                              202 East Spring Street
                            New Albany, Indiana  47150
                                  (812) 944-2224
                                  --------------
       (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                   Robert E. Yates
                        President and Chief Executive Officer
                        Community Bank Shares of Indiana, Inc.
                                202 East Spring Street
                              New Albany, Indiana  47150
                                    (812) 944-2224
                                    --------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   with a copy to:

                               Raymond A. Tiernan, Esq
                               Kenneth B. Tabach, Esq.
                        Elias, Matz, Tiernan & Herrick L.L.P.
                                734 15th Street, N.W.
                                Washington, D.C. 20005
                                    (202) 347-0300

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                                            Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                              Amount to        Proposed Maximum     Proposed Maximum
     Title of Each Class of                      be             Offering Price     Aggregate Offering         Amount of
  Securities to be Registered                Registered            Per Share           Price(1)           Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share        100,000             $21.25(2)           $2,125,000               $644
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

(2) Based upon the average of the bid and ask prices of a share of Common Stock as reported by the Nasdaq Stock Market on November 10, 1997 pursuant to Rule 457(c) of the Securities Act of 1933.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

PROSPECTUS

                        COMMUNITY BANK SHARES OF INDIANA, INC.

                              DIVIDEND REINVESTMENT PLAN

                            100,000 shares of Common Stock

                             (par value, $.10 per share)


    This Prospectus relates to 100,000 shares of common stock, par value $.10 per share (the "Common Stock") of Community Bank Shares of Indiana, Inc. (the "Company") registered for purchase under the Community Bank Shares of Indiana, Inc. Dividend Reinvestment Plan (the "Plan"). The Company is registering these shares of Common Stock for issuance pursuant to the Plan. The Plan provides each holder of Common Stock with a method of purchasing additional shares of Common Stock through the reinvestment of all or a portion of dividends without payment of any brokerage commissions or other administrative fees of any kind.

    Shares of Common Stock available under the Plan may be obtained, at the option of the Company, on the open market, from treasury shares held by the Company or from the legally authorized, but unissued shares of Common Stock held by the Company. The purchase price for shares obtained under the Plan will be based upon the market price of the Common Stock.

    Each participant in the Plan should recognize that neither the Company nor Registrar and Transfer Company, the transfer agent administering the Plan for the Company, can provide any assurance that shares of Common Stock purchased under the Plan will, at any time, be worth more or less than their purchase price.

         The Plan does not represent a change in the dividend policy of the Company, which will continue to depend upon earnings, financial requirements and other factors, and which will be determined by the Company's Board of Directors from time to time. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends as declared. It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is November 14, 1997.

                                AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public references facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. and at its Regional Offices at 75 Park Place, New York, New York 10007, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549.

         The Company has filed with the Commission a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates in this Prospectus by reference the following documents heretofore filed with the Commission:

(i)    The Company's Annual Report on Form 10-K for the year ended
       December 31, 1996;

(ii) The Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, June 30, 1997 and September 30, 1997;

(iii) The Company's Current Reports on Form 8-K filed on February 12, 1997, April 22, 1997 and June 30, 1997; and

(iv) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A.

    In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this

Prospectus and prior to the termination of this offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Community Bank Shares of Indiana, Inc., 202 East Spring Street, New Albany, Indiana 47150, Attention: Pamela Echols, Assistant Corporate Secretary, telephone: (812) 944-2224.

                                     THE COMPANY

    Community Bank Shares of Indiana, Inc. (the "Company") is an Indiana corporation and the bank holding company for Community Bank of Southern Indiana and Heritage Bank of Southern Indiana (the "Banks"). Community Bank of Southern Indiana and Heritage Bank of Southern Indiana are state-chartered stock commercial banks headquartered in New Albany, Indiana and Jeffersonville, Indiana, respectively. The Banks are regulated by the Indiana Department of Financial Institutions and the Federal Deposit of Insurance Corporation (the "FDIC"). The principal source of funds for dividend payments by the Company is dividends paid by the Banks to the Company. The amount of dividends paid by the Banks is limited by state and federal laws and regulations.

    The offices of the Company are located at 202 East Spring Street, New Albany, Indiana 47150. The telephone number of the Company is (812) 944-2224.

    The provisions of the Company's Dividend Reinvestment Plan (the "Plan") are presented herein in a question and answer format. Those stockholders who do not participate in the Plan will continue to receive cash dividends, if and when declared.

                                       THE PLAN

    The Plan provides stockholders with a simple method of obtaining additional shares of Common Stock by reinvesting all or a portion of their cash dividends without payment of any brokerage commission or administrative commissions or fees. The only cost to a participant is a termination fee if the participant decides to withdraw from the Plan. The Plan will be administered by the Company's stock transfer agent, Registrar and Transfer Company, having an office at 10 Commerce Drive, Cranford, New Jersey 07016.

                              INVESTMENT CONSIDERATIONS

Purchase Price

    The purchase price of the Common Stock purchased under the Plan is based upon the market price of the Common Stock as listed on The Nasdaq Stock Market, Small-Cap Market.

Shares Not Deposits

    Potential investors should be aware that shares of the Common Stock purchased under the Plan are not deposit accounts of the Banks and are not insured by the FDIC or any other governmental organization. An investment in the Common Stock is subject to market risk and possible loss of investment.

                               DESCRIPTION OF THE PLAN

    The following provides a description of the Plan in question and answer format.

1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide stockholders of the Company with an opportunity to increase their investment in the Common Stock without paying brokerage commissions or other administrative fees of any kind. Through the reinvestment of all or a portion of dividends, stockholders may purchase additional whole or fractional shares of the Common Stock under the Plan.

2.   WHO ADMINISTERS THE PLAN?

    The Plan is administered by Registrar and Transfer Company, the Company's transfer agent ("R&T"). R&T, acting as agent for each participant, will apply cash dividends on Common Stock subject to the Plan (including shares held in the participant's name and shares accumulated under the Plan), to the purchase of additional whole and fractional shares of Common Stock for such participant.

    Any questions and correspondence concerning the Plan should be directed to: Registrar and Transfer Company, Dividend Reinvestment Plans, 10 Commerce Drive, Cranford, New Jersey 07016, telephone: 1-800-368-5948.

    Any written correspondence sent to R&T should refer to Community Bank Shares of Indiana, Inc. or include the top portion of a participant's account statement with such correspondence.

3.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    All stockholders of record of the Company are eligible to participate in the Plan. Any stockholders whose shares are registered in names other than their own (i.e. the name of a brokerage firm, bank or nominee) must become stockholders of record by having their shares transferred into their own names in order to participate in the Plan. Once a stockholder becomes a registered stockholder of record, he or she will be eligible to participate in the Plan and may do so by completing an authorization card.

4.  HOW DOES A STOCKHOLDER ENROLL IN THE PLAN?

    Stockholders may enroll in the Plan by completing an authorization card. If R&T receives the signed authorization card at least 10 days prior to the date on which a dividend will be paid ("Dividend Payment Date"), the Plan will become effective for the participant as of that Dividend Payment Date. Otherwise, the Plan will be effective for such participant as of the next Dividend Payment Date.

5.  WHAT PORTION OF DIVIDENDS MAY BE REINVESTED PURSUANT TO THE PLAN?

    Participants in the Plan may elect that all dividends are reinvested pursuant to the Plan or that a specified percentage (25%, 50% or 75%) of their dividends are reinvested in the Plan. Participants shall direct on the authorization card the desired level of participation in the Plan.

6.  WHAT IS THE PURCHASE PRICE FOR SHARES PURCHASED UNDER
    THE PLAN?

    Participants under the Plan may reinvest all or a portion of their cash dividends to purchase additional whole or fractional shares of Common Stock which will be credited to their accounts. Dividends on the shares of Common Stock credited to a participant's account under the Plan will also be reinvested for the participants, thereby compounding their investments. All shares of Common Stock purchased pursuant to the Plan will be purchased either directly from the Company, in which case the shares will be issued by the Company out of treasury shares or its legally authorized but unissued shares of Common Stock, or on the open market at then current market prices. The choice of whether shares will be purchased from the Company or on the open market will be determined by the Company in its discretion, based on the best interests of the Company.

    The purchase price for Common Stock purchased under the Plan directly from the Company will be equal to the average market price of Common Stock for the 10 business days preceding the Dividend Payment Date as reported by The Nasdaq Stock Market Small-Cap Market. The purchase price for Common Stock purchased through the Plan on the open market will be R&T's purchase price for the Common Stock.

7.  WHEN WILL PURCHASES OF SHARES BE MADE?

    R&T will make every reasonable effort to invest all dividend payments as promptly after receipt as possible. Participants' funds held by R&T prior to purchase during this period will not bear interest. Investment in the Common Stock will then be completed as soon as possible.

8.  HOW WILL PURCHASES UNDER THE PLAN BE MADE?

    All purchases of Common stock under the Plan will be made, at the discretion of the Company, either directly from the Company and issued out of the Company's legally authorized but unissued shares or on the open market.

9.  HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO
    PARTICIPANTS?

    For each participant in the Plan, the specified percentage of such participant's dividend will be used to purchase the Common Stock. If the amount purchased is not equal to an exact whole number of shares, the participant's account will be credited with a fractional share (calculated to four decimal places).

10. WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASES?

    The shares of Common Stock purchased under the Plan will be held by R&T in a participant's account without charge. Upon receipt of a written request from a participant and payment of a fee of $15, the Company will issue a certificate or certificates representing the whole shares of Common Stock in such participant's account.

11. WHAT HAPPENS IF A PARTICIPANT SELLS ALL OF THE SHARES FOR
    WHICH THE PARTICIPANT HAS RECEIVED A CERTIFICATE?

    Participation in the Plan will apply to all shares of Common Stock that are registered to a Participant at the time of enrollment, plus all shares of Common Stock that the Participant acquires while his or her authorization remains in effect. If a participant sells all the shares for which he has a certificate, but his participation in the Plan is not terminated, dividends on the shares of Common Stock held in such participant's account under the Plan will continue to be reinvested.

12. ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN
    THE PLAN?

    There are no additional fees or expenses charged to stockholders who participate in the Plan. The Company will pay all brokerage commissions and administrative fees connected with a stockholder's participation in the Plan. The only cost to a participant is a termination fee if the participant decides to withdraw from the Plan.

13. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

    A participant may withdraw from the Plan at any time and for any reason. The participant must give R&T written notice of withdrawal from the Plan at least 10 days before a Dividend Payment Date. The notice should include a termination fee of $25. Upon termination, the Company will provide the participant with a certificate for the total number of whole shares credited to such participant's account under the Plan and a check for any fraction of a share of Common Stock valued at the then current market price of the Common Stock. R&T may also terminate a participant's account at any time in its discretion by notice in writing mailed to the participant.

14. HOW WILL A PARTICIPANT'S COMMON STOCK BE VOTED AT MEETINGS
    OF STOCKHOLDERS?

    Each participant will have the sole right to vote any whole shares (but not fractional shares) purchased for such participant's account under the Plan on the record date for a vote. Shares for which no voting instructions are received will not be voted.

15. WHO INTERPRETS THE PLAN?

    R&T, as transfer agent for the Company, will interpret the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of Indiana.

16. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    R&T will provide each participant with an account statement each time shares of Common Stock are purchased for the participant under the Plan. The statement will show the total number of whole and fractional shares in the participant's account as of a certain date, as well as the amount of the most recent dividend, the number of shares of Common Stock purchased and the price per share.

    Dividends on the accumulated shares and any fees paid on each participant's behalf by the Company will be included in an information tax return filed with the Internal Revenue Service. A copy of this return will also be supplied to participants.

17. MAY THE PLAN BE AMENDED, SUPPLEMENTED OR TERMINATED?

    The Plan may be amended, supplemented or terminated by R&T or the Company at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless prior to its effective date, R&T receives written notice of termination of the participant's account under the Plan.

18. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND R&T
    UNDER THE PLAN?

    Neither the Company nor R&T shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan; nor shall they have any duties, responsibilities or liabilities except as are expressly set forth herein; nor shall they be liable for any act done in good faith or for any good faith omission to act; nor shall they have any liability in connection with an inability to purchase shares or with respect to the timing or the price of any purchase.

19. HOW IS A RIGHTS OFFERING, STOCK DIVIDEND, OR STOCK SPLIT
    HANDLED UNDER THE PLAN?

    Any stock dividend or stock split applicable to shares of Common Stock held by a participant under the Plan, whether held in the participant's account or in the participant's own name, will be credited to the participant's account. In the event the Company makes available to stockholders the rights to purchase additional shares or securities, participants under the Plan will receive a subscription warrant for such rights directly from R&T.

20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND
    SHARES OF COMMON STOCK ACQUIRED THROUGH THE PLAN?

    For federal income tax purposes, participants in the Plan who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to the cash dividends on their shares of Common Stock which are reinvested in Common Stock under the Plan. All participants in the Plan will be treated as having received on each Dividend Payment Date, the full amount of the cash dividend for that Dividend Payment Date regardless of whether the cash dividends are actually received or are applied to the purchase of shares of Common Stock under the Plan.

    Participants in the Plan who have their cash dividends reinvested in Common Stock will also be treated as if they actually received a cash dividend to the extent and in the amount that any administrative fees are paid by the Company on their behalf. Each participant in the Plan will have a tax basis in the shares of Common Stock purchased equal to the amount of cash dividends applied to the purchase of such shares of Common Stock plus any administrative fees which was treated as a cash dividend actually paid to such participant.

                                   USE OF PROCEEDS

    The Company does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. The net proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including without limitation, investments in and advances to the Banks and any other subsidiaries which the Company may form or acquire.

                                    LEGAL OPINION

    The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                       EXPERTS

    The financial statements of the Company incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Monroe Shine & Co., Inc., independent public accountants, as indicated in their report with respect thereto and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   INDEMNIFICATION

    Chapter 37 of the Indiana Business Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Articles of Incorporation of the Company provide for indemnification of directors, officers, employees and agents of the Company to the full extent permitted by Indiana law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

    With respect to possible indemnification of officers, directors, employees and agents of the Company for liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee .................................$   644
         Legal Fees and Expenses...............................  2,000
         Accounting Fees and Expenses..........................  2,000
         Printing Fees and Expenses............................  2,000
         Miscellaneous.........................................  1,356
                                                               -------
                TOTAL: ........................................$ 8,000


Item 15.  Indemnification of Directors and Officers.

    Chapter 37 of the Indiana Business Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Articles of Incorporation of the Company provide for indemnification of directors, officers, employees and agents of the Company to the full extent permitted by Indiana law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

Item 16.      Exhibits.

Exhibit No.   Description
-----------   -----------

4             Dividend Reinvestment Plan

5             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1          Consent of Monroe Shine & Co., Inc.

23.2 The consent of Elias, Matz, Tiernan & Herrick L.L.P. is contained in their opinion filed as Exhibit 5 to this Registration Statement

99            Authorization Card for Participation in the Dividend Reinvestment
              Plan

Item 17. Undertakings.

    The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana on the 28th day of October 1997.

COMMUNITY BANK SHARES OF INDIANA, INC.



By: /s/ Robert E. Yates
   --------------------------------------
    Robert E. Yates
    President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Community Bank Shares of Indiana, Inc. whose signature appears below hereby appoints Robert E. Yates and C. Thomas Young, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Community Bank Shares of Indiana, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.




/s/ C. Thomas Young                        Date:  October 28, 1997
---------------------------------
C. Thomas Young
Chairman of the Board





/s/ Gary L. Libs                           Date:  October 28, 1997
---------------------------------
Gary L. Libs
Director

/s/ James W. Robinson                      Date:  October 28, 1997
---------------------------------
James W. Robinson
Director



/s/ Timothy T. Shea                        Date:  October 28, 1997
---------------------------------
Timothy T. Shea
Vice Chairman



/s/ Robert E. Yates                        Date:  October 28, 1997
---------------------------------
Robert E. Yates
Director, President and
Chief Executive Officer



/s/ Robert J. Koetter, Sr.                 Date:  October 28, 1997
---------------------------------
Robert J. Koetter, Sr.
Director



/s/ James Stutsman                         Date:  October 28, 1997
---------------------------------
James Stutsman
Senior Vice President and Chief
 Financial Officer



/s/ Steve Stemler                          Date:  October 28, 1997
---------------------------------
Steve Stemler
Director



/s/ Gordon Huneilman                       Date:  October 28, 1997
---------------------------------
Gordon Huneilman
Director



/s/ Dale Orem                              Date:  October 28, 1997
---------------------------------
Dale Orem
Director



/s/ Kerry Stemler                          Date:  October 28, 1997
---------------------------------
Kerry Stemler
Director

                                 Exhibit Index


Exhibit No.   Description
-----------   -----------

4             Dividend Reinvestment Plan

5             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1          Consent of Monroe Shine & Co., Inc.

23.2 The consent of Elias, Matz, Tiernan & Herrick L.L.P. is contained in their opinion filed as Exhibit 5 to this Registration Statement

99            Authorization Card for Participation in the Dividend
              Reinvestment Plan




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